Release Date:	For Further Information:

April 25, 2005	Edwin R. Maus, President/CEO

412-487-7404 ext. 303
email – ermaus@laurelsb.com

or

John A. Howard, Jr., Sr. Vice-President/CFO
412-487-7404 ext. 311
email – jhoward@laurelsb.com

LAUREL CAPITAL GROUP ANNOUNCES

THIRD QUARTER RESULTS

ALLISON PARK, PA – April 25, 2005 – Laurel Capital Group, Inc. (NASDAQ: LARL) today reported its results for the three- and nine-month periods ended March 31, 2005. Consolidated net income for the three-month period ended March 31, 2005 was $522,000 or $.26 per diluted share, an increase of $89,000 or 20.6% compared to $433,000 or $.22 per diluted share for the same quarter in the prior year.

For the nine-months ended March 31, 2005, the Company recorded consolidated net income of $1.5 million or $.74 per diluted share, an increase of $215,000 or 17.1% compared to consolidated net income of $1.3 million or $.63 per diluted share for the nine-months ended March 31, 2004.

For the quarter ended March 31, 2005, the Company’s net interest income after provision for loan losses increased $102,000 or 5.5% to $1.9 million compared to $1.8 million for the same period in the prior year.

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Other income for the quarter decreased 2.2% to $353,000 compared to $361,000 for the same period in the prior year. However, included in the quarter ended March 31, 2004 was $22,000 gain on the sale of loans and investment and mortgage-backed securities compared to only $1,000 in the March 31, 2005 quarter. Partially offsetting the reduced amount of gains on the sale of loans, investments and mortgage-backed securities, was a $25,000 increase in non-operating income.

Operating expenses for the three-months ended March 31, 2005 decreased 2.8% to $1.5 million compared to $1.6 million for the same period in the prior year. The decrease primarily resulted from reductions in compensation and related fringe benefit costs, professional fees and the amortization of the core deposit intangible related to the acquisition of SFSB Holding Company, partially offset by a slight increase in premises and occupancy expense, data processing expense and other miscellaneous expenses.

The increase in earnings for the nine-month period ended March 31, 2005 was primarily the result of a 7.0% increase in net interest income, after provision for loan losses, to $5.6 million compared to $5.2 million for the same period in the prior year. Results were further impacted by a decrease of 2.5% in operating expenses from $4.7 million for the nine-months ended March 31, 2004 to $4.6 million for the nine-months ended March 31, 2005. Partially offsetting the reduction in operating expenses was a slight decrease in other income combined with an increase in the provision for income taxes.

Non-performing assets, which consist of loans delinquent 90 days and over and other real estate owned, decreased $1.2 million or 55.4% to $1.0 million or .31% of total assets at March 31, 2005 compared to $2.2 million or .72% of total assets at June 30, 2004.

At March 31, 2005 Laurel Capital Group, Inc. had total assets of $307.7 million, an increase of $8.4 million or 2.8% compared to $299.4 million at June 30, 2004. Loans receivable, net increased $29.2 million or 16.8% to $202.5 million at March 31, 2005 as compared to $173.3 million at June 30, 2004, primarily due to an increase in the single-family loan portfolio.

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Savings deposits increased $7.1 million or 2.9% to $253.3 million compared to $246.2 million at June 30, 2004 primarily due to an increase in certificate of deposit accounts. Stockholders’ equity was $27.3 million or $14.07 per share at March 31, 2005, a slight increase compared to $27.1 million or $14.06 per share at June 30, 2004.

Laurel Capital Group, Inc., headquartered in Allison Park, PA, is the holding company for Laurel Savings Bank, a 117-year-old, Pennsylvania-chartered, FDIC-insured savings bank operating eight full-service offices located in Allegheny and Butler counties offering a wide variety of financial services and products to customers throughout the Pittsburgh metropolitan area. The Company’s filings with the Securities and Exchange Commission are available electronically on the Internet and can be found at www.sec.gov/edgar/searchedgar/webusers.htm.

This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of significant gains or losses that are unusual in nature. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures, which may be presented by other companies.

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors. Such factors include, but are not limited to, changes in interest rates which could affect net interest margins and net interest income, the possibility that increased demand or prices for the Company’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. (more)

LAUREL CAPITAL GROUP, INC.
Selected Consolidated Financial Data
March 31, 2005

		Year-To-Date		Fiscal 2005			Fiscal 2004
	(Dollars in thousands, except per share data)	At or For The Nine Months Ended:		At or For the Three Months Ended:			At or For The Three Months Ended:
	(Unaudited)	March 31,	March 31,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,
		2005	2004	2005	2004	2004	2004	2004	2003	2003
	Earnings
	Interest Income	$10,273	$9,951	$3,525	$3,424	$3,324	$3,115	$3,316	$3,168	$3,467
	Interest Expense	4,657	4,703	1,578	1,563	1,516	1,427	1,471	1,532	1,700

	Net Interest Income Before Provision for
	Loan Losses	5,616	5,248	1,947	1,861	1,808	1,688	1,845	1,636	1,767
	Provision for Loan Losses	9	9	3	3	3	3	3	3	3

	Net Interest Income after Provision for
	Loan Losses	5,607	5,239	1,944	1,858	1,805	1,685	1,842	1,633	1,764
	Net Gain on Sale of Investment and Mortgage-
	Backed Securities	—	35	—	—	—	—	22	13	—
	Gain on Sale of Loans Held for Sale	7	7	1	—	6	7	—	1	6
	Other Income (excluding gains)	1,074	1,097	352	359	363	363	339	344	414
	Operating Expenses	4,554	4,670	1,533	1,549	1,472	1,480	1,577	1,583	1,510

(more)	Income before Income Taxes	2,134	1,708	764	668	702	575	626	408	674
	Provision for Income Taxes	663	452	242	207	214	144	193	55	204

	Net Income	$1,471	$1,256	$522	$461	$488	$431	$433	$353	$470

	Profitability Ratios (annualized where applicable)
	Return on Average Assets	0.64%	0.54%	0.68%	0.60%	0.64%	0.57%	0.57%	0.46%	0.60%
	Return on Average Stockholders' Equity	7.14%	6.13%	7.58%	6.68%	7.14%	6.34%	6.32%	5.20%	6.85%
	Yield on Interest-Earning Assets	4.70%	4.56%	4.81%	4.71%	4.58%	4.37%	4.65%	4.40%	4.64%
	Cost of Interest-Bearing Liabilities	2.41%	2.40%	2.46%	2.41%	2.34%	2.28%	2.32%	2.37%	2.48%
	Average Interest Rate Spread	2.29%	2.16%	2.35%	2.30%	2.24%	2.09%	2.33%	2.03%	2.16%
	Net Interest Margin	2.57%	2.41%	2.65%	2.56%	2.49%	2.36%	2.59%	2.27%	2.36%
	Operating Expenses to Average Assets	1.99%	2.00%	1.98%	2.02%	1.93%	1.96%	2.09%	2.08%	2.53%
	Efficiency Ratio (1)	68.33%	73.72%	67.41%	69.77%	67.80%	72.94%	72.59%	79.86%	69.23%
	Per Common Share Data
	Shares Outstanding (at period end)	1,940,021	1,925,228	1,940,021	1,940,021	1,928,604	1,928,604	1,925,228	1,879,354	1,885,410
	Average Shares Outstanding-Basic	1,935,312	1,890,728	1,940,021	1,936,811	1,928,604	1,922,740	1,904,878	1,879,262	1,883,871
	Average Shares Outstanding-Diluted	1,994,964	1,987,200	1,998,902	2,000,559	1,988,809	1,985,426	1,992,913	1,974,863	1,985,873
	Earnings Per Share –Basic	$0.76	$0.66	$0.27	$0.24	$0.25	$0.22	$0.23	$0.19	$0.25
	Earnings Per Share –Diluted	$0.74	$0.63	$0.26	$0.23	$0.25	$0.22	$0.22	$0.18	$0.24
	Cash Dividends Paid	$0.60	$0.60	$0.20	$0.20	$0.20	$0.20	$0.20	$0.20	$0.20
	Book Value (period end)	$14.07	$14.29	$14.07	$14.28	$14.26	$14.06	$14.29	$14.44	$14.59
	Tangible Book Value (period end)	$12.31	$12.28	$12.31	$12.48	$12.41	$12.16	$12.28	$12.33	$12.43
	Market Value (period end closing sales price)	$21.880	$23.740	$21.880	$21.540	$22.650	$21.150	$23.740	$24.750	$20.690

(1) Total operating expenses (excluding net income or (loss) on other real estate owned) divided by total operating income (excluding gains on sale of assets available for sale). Gains and losses on the sales of loans and securities available for sale are excluded since they are generally considered by the Company’s management to be non-recurring in nature. Similarly, net income or loss on other real estate owned is excluded since it is generally considered by the Company’s management to be non-recurring in nature. The efficiency ratio is not a financial measurement required by

	Generally Accepted Accounting Principles (GAAP) used in the United States of America. However, the Company believes such information is useful to investors in evaluating the Company’s operations.
	As a result of rounding, the sum of quarterly amounts may not equal the year-to-date amounts.

LAUREL CAPITAL GROUP, INC.
Selected Consolidated Financial Data
March 31, 2005

(Dollars in thousands)	Fiscal 2005			Fiscal 2004				Fiscal 2003
(Unaudited)	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2005	2004	2004	2004	2004	2003	2003	2003
Balance Sheet Data (As Of)
Total Assets	$307,742	$308,499	$306,633	$299,375	$301,251	$302,725	$307,278	$322,783
Mortgage Loans	165,008	159,464	147,361	133,920	127,900	118,205	114,799	133,518
Commercial and Other Loans	731	1,174	1,095	1,475	2,269	2,254	3,012	3,012
Consumer Loans	36,748	37,289	37,643	37,896	38,247	39,551	40,172	44,672

Total Loans Receivable, Net	202,487	197,927	186,099	173,291	168,416	160,010	157,983	181,202
Cash and Investment Securities	72,697	76,032	84,305	87,554	99,038	113,575	120,175	109,168
Mortgage-Backed Securities	15,002	17,068	19,231	21,024	15,452	10,640	10,397	13,505
Savings Deposits	253,282	254,652	251,553	246,179	247,677	248,803	251,236	265,580
FHLB Advances	21,604	21,605	21,607	21,609	21,610	21,612	24,632	24,672
Stockholders' Equity	27,293	27,702	27,505	27,125	27,519	27,145	27,509	27,684
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Asset Quality (As Of)
Non-Performing Loans	$833	$1,205	$1,985	$2,156	$1,741	$1,595	$1,142	$956
Non-Performing Assets	961	1,555	2,025	2,156	1,753	1,608	1,157	956
Allowance for Loan Losses	1,998	1,988	1,992	2,032	2,017	1,984	2,005	2,006
Net Loan Charge-Offs (Recoveries)	43	50	43	(14)	(5)	28	4	18
Non-Performing Loans to Total Loans, Net	0.41%	0.61%	1.07%	1.24%	1.03%	1.00%	0.72%	0.53%
Non-Performing Assets to Total Assets	0.31%	0.50%	0.66%	0.72%	0.58%	0.53%	0.38%	0.30%
Allowance for Loan Losses/
Total Loans	0.99%	1.00%	1.07%	1.17%	1.20%	1.24%	1.27%	1.11%
Allowance for Loan Losses/
Non-Performing Loans	239.86%	164.98%	100.35%	94.25%	115.85%	124.39%	175.57%	209.83%
Net Loan Charge-Offs (Recoveries)/Avg Loans	0.0222%	0.0264%	0.0233%	-0.0084%	-0.0030%	0.0170%	0.0023%	0.0103%
Ratios (As Of)
Dividend Payout Ratio	81.40%	83.33%	80.00%	94.13%	95.24%	95.24%	83.33%	59.38%
Average Equity to Average Assets	8.97%	8.99%	8.96%	8.89%	8.87%	8.77%	8.68%	9.52%
Core Capital - Tier I (3)	7.64%	7.71%	7.70%	7.76%	7.70%	7.63%	7.22%	7.51%
Risk-Based Capital -Tier I (3)	14.83%	14.98%	15.21%	15.65%	15.30%	15.39%	14.82%	13.82%
Risk-Based Capital -Tier II (3)	16.08%	16.24%	16.46%	16.90%	16.60%	16.69%	16.08%	15.04%
Leverage Multiple (2)	11.28x	11.14x	11.15x	11.04x	10.95x	11.15x	11.17x	11.66x
Other Data (As Of)
Shareholders of Record	374	376	381	383	387	393	395	401
Number of Full-Service Banking Offices	8	8	8	8	8	8	8	8
(2) Assets divided by stockholders' equity.
(3) Ratios for Laurel Savings Bank.